UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Hidden Ridge Irving, Texas	75038
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 11, 2020, Pioneer Natural Resources Company (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the several initial purchasers named in Schedule II thereto (the “Initial Purchasers”), with respect to a private offering (the “Notes Offering”) by the Company of $1,150,000,000 aggregate principal amount of 0.250% convertible senior notes due 2025 (the “Initial Notes”). Pursuant to the Purchase Agreement, the Company also granted the Initial Purchasers an option to purchase, within a 13-day period, beginning on, and including, the date on which the Notes are first issued, up to an additional $172,500,000 aggregate principal amount of the Notes (the “Additional Notes,” and together with the Initial Notes, the “Notes”). The Notes Offering for the Initial Notes closed on May 14, 2020, in accordance with the terms of the Purchase Agreement.

On May 14, 2020, the Initial Purchasers exercised their option to purchase the Additional Notes, and that sale is expected to close on May 18, 2020.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

The Company used approximately $98.3 million of the net proceeds from the Notes Offering for the Initial Notes to pay the cost of the Base Capped Call Transactions (as defined herein) and approximately $50 million to repurchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), from purchasers of the Notes in privately negotiated transactions effected with or through one of the Initial Purchasers or its affiliate. The Company also expects to use approximately $14.7 million of the net proceeds from the sale of the Additional Notes to pay the cost of the Additional Capped Call Transactions (as defined herein). The Company intends to use a portion of the remaining net proceeds from the Notes Offering to fund its obligations under its previously announced tender offers for up to $500 million aggregate principal amount of its outstanding 3.45% senior notes due 2021, its outstanding 3.95% senior notes due 2022 and its outstanding 7.20% senior notes due 2028. The Company intends to use the remainder of the net proceeds from the Notes Offering for general corporate purposes, which may include the repayment of outstanding borrowings under the Company’s credit facility and other outstanding indebtedness.

This description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Indenture and Notes

On May 14, 2020, in connection with the Notes Offering, the Company entered into an indenture (the “Indenture”) with respect to the Notes, with Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes are senior unsecured obligations of the Company and bear interest at an annual rate of 0.250% payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. The Notes will mature on May 15, 2025, unless earlier repurchased, redeemed or converted in accordance with their terms.

Holders of the Notes may convert their notes at their option at any time prior to February 15, 2025 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2020 (and only during such calendar quarter), if the last reported sale price of the Company’s Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s Common Stock and the conversion rate on each such trading day; (3) if the Company gives a notice of redemption with respect to any or all of the notes, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after February 15, 2025 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances.

Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, as described in the Indenture. The conversion rate will initially be 9.1098 shares of the Company’s Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $109.77 per share), subject to adjustments upon the occurrence of certain events (but will not be adjusted for any accrued and unpaid interest). Prior to May 20, 2023, the Company may not redeem the Notes. On or after May 20, 2023, if the last reported sale price per share of the Company’s Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, the Company may redeem for cash all or part of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Following certain corporate events described in the Indenture that occur prior to the maturity date or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event or notice of redemption. In addition, if the Company undergoes a fundamental change, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains certain other customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable.

This description of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture (and the Form of Note included therein), a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Capped Call Transactions

On May 11, 2020, in connection with the pricing of the Notes Offering for the Intial Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with each of (i) Credit Suisse Capital LLC, (ii) Goldman Sachs & Co. LLC, and (iii) Bank of Montreal (each, an “Option Counterparty”). On May 14, 2020, the Initial Purchasers exercised their option to purchase the Additional Notes, and in connection with the exercise of such option, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties on such date. The Capped Call Transactions are expected to generally reduce potential dilution to the Company’s Common Stock and/or offset cash payments in excess of the principal amount of the converted Notes, as the case may be, in the event that the market price per share of the Company’s Common Stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions, which initially corresponds to the conversion price of the Notes. Such reduction and/or offset is subject to a cap based on the cap price described below.

The cap price of the capped call transactions is initially $156.2140 per share of Common Stock, which represents a premium of 85% over the last reported sale price per share of the Company’s Common Stock on the New York Stock Exchange of $84.44 per share on May 11, 2020. The aggregate cost of the Capped Call Transactions will be approximately $113.0 million.

Each Capped Call Transaction is a separate transaction between the Company and the applicable Option Counterparty. The Capped Call Transactions are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

This description of the Base Capped Call Transactions and the Additional Capped Call Transactions is qualified in its entirety by reference to the full text of the confirmations for the Base Capped Call Transactions, copies of which are attached hereto as Exhibit 10.2, 10.3 and 10.4 and incorporated herein by reference, and to the full text of the confirmations for the Additional Capped Call Transactions, copies of which are attached hereto as Exhibit 10.5, 10.6 and 10.7 and incorporated herein by reference, respectively.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Notes Offering, under the previously disclosed 364-Day Credit Agreement (the “364-Day Credit Agreement”), dated as of April 3, 2020, by and among the Company, as the Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and certain other agents and lenders thereto, the Company delivered a notice of a Specified Debt Issuance (as defined therein) on May 14, 2020. The Company had $905 million of available borrowings under the 364-Day Credit Agreement, none of which was outstanding at May 14, 2020. Pursuant to the 364-Day Credit Agreement, upon the receipt of proceeds from certain debt or equity issuances, the commitments under the 364-Day Credit Agreement will automatically and permanently be reduced by an amount equal to the net cash proceeds of such issuance within two business days after the date of receipt of such proceeds. Pursuant to these terms, the $1.1 billion net proceeds of the Notes Offering for the Initial Notes will automatically and permanently reduce the available borrowings under the 364-Day Credit Agreement to zero within two business days following the closing of the Notes Offering for the Initial Notes, or May 18, 2020. On such date, the Company expects the 364-Day Credit Agreement to terminate pursuant to its terms.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04 of this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The Initial Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering. The Initial Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. The Company intends to issue the Additional Notes to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act, and the Initial Purchasers have agreed to resell the Additional Notes only to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of Common Stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its existing security holders. Initially, a maximum of 15,661,971 shares of Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 11.8427 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01.	Other Events

On May 11, 2020, the Company issued a press release announcing the pricing of the Notes Offering. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On May 11, 2020, in connection with the Notes Offering, the Company repurchased 592,136 shares of its Common Stock at a purchase price per share of $84.44, which was equal to the closing sale price per share of Common Stock on the date thereof, in privately negotiated transactions effected with or through one of the Initial Purchasers or its affiliate.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of May 14, 2020, by and between Pioneer Natural Resources Company and Wells Fargo Bank, National Association, as trustee.

4.2	Form of Note (included in Exhibit 4.1).

10.1¥

Purchase Agreement, dated as of May 11, 2020, by and among Pioneer Natural Resources Company and Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the several initial purchasers named in Schedule II thereto.

10.2	Confirmation of Base Capped Call Option Transaction, dated as of May 11, 2020, by and between Pioneer Natural Resources Company and Credit Suisse Capital LLC.

10.3	Confirmation of Base Capped Call Option Transaction, dated as of May 11, 2020, by and between Pioneer Natural Resources Company and Goldman Sachs & Co. LLC.

10.4	Confirmation of Base Capped Call Option Transaction, dated as of May 11, 2020, by and between Pioneer Natural Resources Company and Bank of Montreal.

10.5	Confirmation of Additional Capped Call Option Transaction, dated as of May 14, 2020, by and between Pioneer Natural Resources Company and Credit Suisse Capital LLC.

10.6	Confirmation of Additional Capped Call Option Transaction, dated as of May 14, 2020, by and between Pioneer Natural Resources Company and Goldman Sachs & Co. LLC.

10.7	Confirmation of Additional Capped Call Option Transaction, dated as of May 14, 2020, by and between Pioneer Natural Resources Company and Bank of Montreal.

99.1	Press Release dated May 11, 2020, titled “Pioneer Natural Resources Announces Pricing of Upsized $1.15 Billion Convertible Senior Notes Offering.”

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

¥	Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Mark H. Kleinman
Mark H. Kleinman
Executive Vice President and General
Counsel

Dated: May 15, 2020